                                                                     EXHIBIT 4.9



                                                       [PROGRAM OPERATING LEASE]





                 CERTAIN RIGHTS OF THE PROGRAM LESSOR UNDER THIS AGREEMENT AND IN THE SERIES 1996-1 CERTIFICATES COVERED HEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A SECURITY INTEREST IN FAVOR OF, THE CHASE MANHATTAN BANK AS INDENTURE TRUSTEE UNDER AN INDENTURE, DATED AS OF NOVEMBER 26, 1996. THIS AGREEMENT HAS BEEN EXECUTED IN MULTIPLE COUNTERPARTS. NO SECURITY INTEREST IN THE PROGRAM LESSOR'S RIGHT, TITLE AND INTEREST IN AND TO THIS AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL COUNTERPART. THIS IS NOT THE ORIGINAL COUNTERPART UNLESS IT IS SEPARATELY MARKED "ORIGINAL" AND BEARS THE MANUALLY-SIGNED RECEIPT OF THE INDENTURE TRUSTEE.


--------------------------------------------------------------------------------

                                   AGREEMENT


                         dated as of November 26, 1996


                                    between


                               RCL TRUST 1996-1,

                               as Program Lessee


                                      and


                              PNC BANK, DELAWARE,
               as trustee of Ford Credit Auto Lease Trust 1996-1,

                               as Program Lessor

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

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                                                  ARTICLE I
                                                 DEFINITIONS

Section 1.1      Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2


                                                  ARTICLE II
                                            LEASE OF CERTIFICATES

Section 2.1      Lease of Series 1996-1 Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3


                                                 ARTICLE III
                                              TERM AND PAYMENTS

Section 3.1      Term  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 3.2      Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
Section 3.3      Form of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.4      Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.5      Cash Collateral Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
Section 3.6      Release of Cash Collateral Account Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
Section 3.7      Control . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


                                                  ARTICLE IV
                                           UNCONDITIONAL OBLIGATION

Section 4.1      Unconditional Obligation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7


                                                  ARTICLE V
                                   RETURN OF THE SERIES 1996-1 CERTIFICATES

Section 5.1      Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
Section 5.2      No Liens upon Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9


                                                  ARTICLE VI
                                       WARRANTY OF THE PROGRAM LESSOR;
                             ASSIGNMENT AND PLEDGE OF SERIES 1996-1 CERTIFICATES,
                                   RELATED ACCOUNTS AND SUBORDINATED NOTES

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Section 6.1      Quiet Enjoyment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 6.2      Program Lessee's Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
Section 6.3      Assignment and Pledge of Series 1996-1 Certificates, Series 1996-1 Collection Account,
                 Series 1996-1 Payahead Account and Cash Collateral Account  . . . . . . . . . . . . . . . . . . .  10
Section 6.4      Assignment and Pledge of Subordinated Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Section 6.5      Deposits to Cash Collateral Account in Respect of Subordinated Notes  . . . . . . . . . . . . . .  11
Section 6.6      Application of Subordinated Note Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12


                                                 ARTICLE VII
                                        LIENS; LOCATION AND INSPECTION

Section 7.1      Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 7.2      Change of Location  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
Section 7.3      Inspection and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


                                                 ARTICLE VIII
                                            NO SUBLEASE OR RENEWAL

Section 8.1      No Rights to Sublease or Renew  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13


                                                  ARTICLE IX
                                        PROGRAM LESSEE PURCHASE OPTION

Section 9.1      Program Lessee's Option to Purchase . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Section 9.2      Transferor Purchase Option Net Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14


                                                  ARTICLE X
                                           LEASE EVENTS OF DEFAULT

Section 10.1     Lease Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

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                                                  ARTICLE XI
                                                   REMEDIES

Section 11.1     Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Section 11.2     No Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 11.3     Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Section 11.4     Exercise of Other Rights or Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18


                                                 ARTICLE XII
                                             ASSIGNMENT OF LEASE

Section 12.1     Program Lessee's Consent to Assignment by Program Lessor  . . . . . . . . . . . . . . . . . . . .  19
Section 12.2     Program Lessor's Consent to Assignment by Program Lessee  . . . . . . . . . . . . . . . . . . . .  19


                                                 ARTICLE XIII
                                                MISCELLANEOUS

Section 13.1     Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 13.2     Distribution of Series 1996-1 Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
Section 13.3     Termination of Administrative Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 13.4     Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 13.5     Right to Perform for Program Lessee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
Section 13.6     Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 13.7     Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 13.8     Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
Section 13.9     Original  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.10    Single Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.11    Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.12    Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.13    Counterpart Execution and Dating  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
Section 13.14    Concerning the Program Lessor and the Program Lessee  . . . . . . . . . . . . . . . . . . . . . .  23


Exhibit A        Form of Letter to Lease Trust Paying Agent

                 This agreement, dated as of November 26, 1996 (this "Program Operating Lease"), between (i) PNC BANK, DELAWARE, a Delaware corporation, not in its individual capacity but solely as trustee of Ford Credit Auto Lease Trust 1996-1 (the "Program Lessor") and (ii) RCL TRUST 1996-1 (the "Program Lessee").


                             W I T N E S S E T H :


                 WHEREAS, the Series 1996-1 Certificates (such term and other capitalized terms used herein without definition having the meanings as provided in Article I hereof) evidence the beneficial interest in the Series 1996-1 Assets, including the right to receive any lease payments in connection with the Series 1996-1 Leases and any proceeds from the disposition of Series 1996-1 Leased Vehicles;

                 WHEREAS, pursuant to that certain Transfer Agreement between RCL Trust 1996-1 and the Lease Trust, the Series 1996-1 Certificates have been transferred to the Program Lessor;

                 WHEREAS, pursuant to the Indenture, the Program Lessor has granted a security interest in the Series 1996-1 Certificates to The Chase Manhattan Bank, as Indenture Trustee;

                 WHEREAS, the Program Lessee desires to obtain certain rights in and to the Series 1996-1 Certificates from the Program Lessor, including all rights to payment and distribution on the Series 1996-1 Certificates during the term hereof, and the Program Lessor is willing to grant to the Program Lessee such rights in and to the Series 1996-1 Certificates for the period specified herein on the terms and conditions set forth herein; and

                 WHEREAS, the Program Lessee is willing to assign and pledge certain rights in and to the Series 1996-1 Certificates, related accounts and the Subordinated Notes to the Program Lessor to secure its obligations under this Program Operating Lease.

                 NOW, THEREFORE, the Program Lessor and the Program Lessee hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

                 Section 1.1 Definitions. Whenever used in this Program Operating Lease capitalized terms have the meanings assigned to them herein or, if not defined herein, as defined in Appendix A attached hereto. To the extent that the definitions set forth herein conflict with the definitions set forth in Appendix A, or incorporated by reference therein, the definitions set forth herein shall be controlling.

                 "Lease Term" has the meaning set forth in Section 3.1.

                 "Notice of Lease Event of Default" has the meaning set forth in Section 11.1.

                 "Permitted Liens" means the respective rights and interests of the Program Lessor and the Indenture Trustee in the Series 1996-1 Certificates and this Program Operating Lease pursuant to the terms of the Basic Documents, including the rights of any permitted assignee of the Program Lessor or the Indenture Trustee.

                 "Program Operating Lease Termination Date" means the termination date of this Program Operating Lease, which shall be earlier of (i) 240 days after the latest Scheduled Lease End Date of any Series 1996-1 Lease and (ii) the termination of the Program Operating Lease pursuant to Section 11.1(a). Notwithstanding the Program Operating Lease Termination Date, this Program Operating Lease will expire with respect to any right to receive payments on the Series 1996-1 Certificates relating to each Series 1996-1 Leased Vehicle immediately preceding the earlier of (i) the sale of such Series 1996-1 Leased Vehicle, but only if such sale occurs on or after the related Scheduled Lease End Date and (ii) the date on which a Sale Proceeds Advance is made with respect to such Series 1996-1 Leased Vehicle.

                 "Program Operating Lease Termination Value" means, as of any Payment Date, an amount equal to the sum of (i) any interest due and payable on the Senior Notes, the Subordinated Notes and the Lease Trust Certificates, (ii) the Outstanding Amount of the Senior Notes and the Subordinated Notes and the Aggregate Certificate Balance of the Lease Trust Certificates and (iii) any other amounts payable by the Program Lessor under the Basic Documents.


                                   ARTICLE II
                             LEASE OF CERTIFICATES

                 Section 2.1 Lease of Series 1996-1 Certificates. Subject to the terms and conditions hereof, the Program Lessor hereby agrees to lease to the Program Lessee, and the Program Lessee hereby agrees to lease from the Program Lessor, for the Lease Term referred to in Section 3.1, the Series 1996-1 Certificates, including all rights to payment of money on the Series 1996-1 Certificates during the Lease Term; provided, however, that this Program Operating Lease is subject to the prior security interest granted pursuant to the Indenture by the Program Lessor to The Chase Manhattan Bank, as Indenture Trustee.


                                  ARTICLE III
                               TERM AND PAYMENTS

                 Section 3.1 Term. The term of this Program Operating Lease (the "Lease Term") shall begin on the Closing Date and shall end on the earlier of the date on which (a) all assets of the Program Lessee have been applied to pay its obligations under the Basic Documents and (b) the Lease Trust Certificates and the Program Lessee's obligations under the Basic Documents are paid in full.

                 Section 3.2 Payments. (a) On or before the Business Day preceding each Payment Date during the Lease Term, the Program Lessee shall pay the Required Interest Payment due with respect to such Payment Date to the Program Lessor.

                 (b) In addition to the Required Interest Payment payable by the Program Lessee to the Program Lessor pursuant to Section 3.2(a), the Program Lessee shall pay the Additional Payment to the Program Lessor on or before each Payment Date.

                 (c) On any Payment Date, the Required Interest Payment and the Additional Payment shall be deemed to have been made by the Program Lessee to the extent that an amount equal to such Required Interest Payment and Additional Payment has been withdrawn by the Indenture Trustee or the Lease Trustee from amounts deposited in the Cash Collateral Account.

                 Section 3.3 Form of Payment. All payments due under this Program Operating Lease shall be made to the Program Lessor in immediately available funds prior to 11:00 A.M., New York City time on the applicable Payment Date.

                 Section 3.4 Tax Treatment. The Program Lessor and Program Lessee agree to treat the Series 1996-1 Certificates as being owned by the Program Lessee and, following the execution of the RCL Assignment Agreement, Ford Credit Leasing for federal and State income and franchise tax purposes and further agree that the Program Lessee and Ford Credit Leasing are intended to be the owners of the Series 1996-1 Certificates for federal and State income and franchise tax purposes.

                 Section 3.5 Cash Collateral Account. (a) The Program Lessee shall establish and maintain an account (the "Cash Collateral Account") at an Eligible Institution, which agrees to abide by the provisions of Section 3.7, in the name of "RCL Trust 1996-1, subject to the security interest of The Chase Manhattan Bank, as Indenture Trustee, and Ford Credit Auto Lease Trust 1996-1, as secured parties" and which initially shall be The Chase Manhattan Bank. The Cash Collateral Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter, under the sole dominion and control of the Lease Trustee. On the Closing Date, the Program Lessee shall deposit the Initial Cash Collateral Deposit into the Cash Collateral Account. The Cash Collateral Account shall not be property of the Program Lessor. All amounts on deposit in and credited to the Cash Collateral Account, including the Initial Cash Collateral Deposit and all proceeds thereof (such amounts, the "Cash Collateral Account Property") shall be invested by the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter by the Lease Trustee, in Cash Collateral Ac-count Investments. All investment earnings on amounts deposited to the Cash Collateral Account shall be credited to the Cash Collateral Account, and losses, if any, and investment expenses resulting from Cash Collateral Account Investments shall be charged to the Cash Collateral Account. All such investment income shall be reported for federal income tax purposes as being earned (i) 99% by RCL Trust 1996-1 and (ii) 1% by Ford Credit Leasing; the 99% accruing to RCL Trust 1996-1 shall be reported by Ford Credit and Ford Credit Leasing in accordance with their respective Percentage Interests in RCL Trust 1996-1. If the institution at which the Cash Collateral Account is maintained ceases to be an Eligible Institution, then the Cash Collateral Account shall be moved to an Eligible Institution within ten Business Days (or such longer period not to exceed 30 calendar days as to which each Rating Agency may consent). The Program Lessee hereby pledges, assigns and conveys all of its right, title and interest in, to and under the Cash Collateral Account and all securities or other property credited thereto from time to time to (i) the Program Lessor, to secure the Program Lessee's obligations under this Program Operating Lease and (ii) the Indenture Trustee, to secure the obligations of the Program Lessor under the Indenture.

                 (b)  The Program Lessor agrees that:

                          (i) pursuant to Section 5.2(e) of the Series 1996-1 Supplement, on or prior to the Business Day preceding each Payment Date, the Administrative Agent shall deposit the Cash Collateral Deposit Amount into the Cash Collateral Account;

                          (ii) pursuant to Section 8.2(d) of the Indenture, on or prior to the Business Day preceding each Payment Date, the Indenture Trustee until the Outstanding Amount of the Senior Notes has been reduced to zero, and thereafter the Lease Trustee, shall deposit all investment earnings, if any, on amounts deposited to the Certificate Distribution Account, including any proceeds thereof, net of losses, if any, and investment expenses resulting from Permitted Investments in the Certificate Distribution Account, into the Cash Collateral Account;

                          (iii) pursuant to Section 6.5 of this Program Operating Lease, on each Payment Date, the Lease Trust Paying Agent shall deposit any payments received on the Subordinated Notes into the Cash Collateral Account; and

                          (iv) pursuant to Section 9.2 of this Program Operating Lease, on the Business Day preceding each Payment Date, or on each Business Day if each Monthly Remittance Condition has not been satisfied, the Program Lessee shall deposit or cause to be deposited any Transferor Purchase Option Net Proceeds into the Cash Collateral Account until the aggregate cumulative amount deposited into the Cash Collateral Account in respect of such proceeds equals $94,835,486.42.

All such amounts shall be considered Cash Collateral Account Property subject to the security interests of the Program Lessor and the Indenture Trustee.

                 (c) The Program Lessor agrees that the Indenture Trustee shall, (i) pursuant to Section 8.4(a) of the Indenture, on the Business Day preceding each Payment Date withdraw from the Cash Collateral Account the Cash Collateral Required Draw Amount and (ii) pursuant to Section 8.4(c) of the Indenture, on each Payment Date withdraw from the Cash Collateral Account the Cash Collateral Additional Draw Amount.

                 (d) In the event of a Lease Event of Default, any amounts on deposit in the Cash Collateral Account shall be applied to pay any amounts due and owing pursuant to Sections 11.1(c) and 11.1(d).

                 Section 3.6 Release of Cash Collateral Account Property. At the close of business on the Payment Date on which the Lease Trust Certificates and the Program Lessee's obligations under the Basic Documents have been paid in full, including the Program Lessee's obligation under Section 5.4 of the Series 1996-1 Supplement to reimburse the Administrative Agent for any outstanding Monthly Payment Advances and Sales Proceeds Advances, the Program Lessor shall release to the Program Lessee all of the Program Lessor's right, title and interest in, to, and under any remaining Cash Collateral Account Property and the Program Lessee shall have no obligation to make any further or past due Required Interest Payments or Additional Payments hereunder.

                 Section 3.7 Control. Notwithstanding anything else contained herein, the Cash Collateral Account shall only be established at an Eligible Institution that agrees in writing that (i) all Cash Collateral Account Investments shall be promptly credited to the Cash Collateral Account, (ii) all securities, cash or other property credited to the Cash Collateral Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the 1994 Official Text of Article 8 of the Uniform Commercial Code ("Revised Article 8"), (iii) at all times prior to being notified in writing by the Indenture Trustee that the Outstanding Amount of the Senior Notes has been reduced to zero, it will comply with entitlement orders (as defined in Section 8-102(a)(8) of Revised Article 8) originated by the Indenture Trustee without further consent of the Program Lessee or any other person, (iv) after being notified in writing by the Indenture Trustee that the Outstanding Amount of the Senior Notes has been reduced to zero, it will comply with entitlement orders (as defined in Section 8-102(a)(8) of Revised Article
8) originated by the Lease Trustee without further consent of the Program Lessee or any other person and (v) the Cash Collateral Account shall be governed by the law of the State of New York as the same may be amended from time to time.

                                   ARTICLE IV
                            UNCONDITIONAL OBLIGATION

                 Section 4.1 Unconditional Obligation. The Program Lessee hereby acknowledges and agrees that the obligation of the Program Lessee to pay all Required Interest Payments and Additional Payments due hereunder and any required Program Operating Lease Termination Value, and the rights of the Program Lessor in and to such Required Interest Payments and Additional Payments and Program Operating Lease Termination Value, shall be absolute and unconditional and shall not be affected by any circumstance of any character, including, without limitation,

                 (a) any set-off, abatement, counterclaim, suspension, recoupment, reduction, defense or other right or claim which the Program Lessee may have against the

Program Lessor, the Indenture Trustee, in its individual capacity or as Indenture Trustee, any holder of a Senior Note, Subordinated Note or Lease Trust Certificate, or any other Person for any reason whatsoever;

                 (b) the breach or failure of any warranty or representation made in, or the failure to perform or comply with any of the terms of, this Program Operating Lease by the Program Lessor, the Indenture Trustee, any holder (other than the Program Lessee) of a Senior Note, Subordinated Note or Lease Trust Certificate or any other Person;

                 (c) any amendment or other change of, or any assignment of rights under, this Program Operating Lease or any other Basic Document, or any waiver, action or inaction under or in respect of this Program Operating Lease, or any exercise or non-exercise of any right or remedy under this Program Operating Lease, including, without limitation, the exercise of any foreclosure or other remedy under the Indenture, this Program Operating Lease or the sale of the Series 1996-1 Certificates, or any part thereof or any interest therein;

                 (d) any insolvency, bankruptcy or similar law affecting creditors' rights generally;

                 (e) any claims as a result of any other business dealings by the Program Lessor, the Program Lessee or any Affiliate thereof, or the Indenture Trustee;

                 (f) any defect in or any Lien on the title to the Series 1996-1 Certificates or any part thereof;

                 (g) any change, waiver, extension, indulgence or other act or omission in respect of any obligation or liability of the Program Lessor or the Program Lessee;

                 (h) any alleged failure on the part of the Program Lessor to perform or comply with any of the terms hereof or any other agreement;

                 (i) any invalidity or unenforceability or disaffirmance of this Program Operating Lease or any provision hereof or any of the other Basic Documents;

                 (j) any assignment, novation, merger, consolidation, sale or transfer of assets, leasing or other similar transaction of or affecting the Program Lessee or Program Lessor, whether with or without the approval of the Indenture Trustee except as expressly provided in this Program Operating Lease; or

                 (k) any other circumstance or happening whatsoever whether or not similar to any of the foregoing.

                 Each Required Interest Payment and Additional Payment made by the Program Lessee hereunder shall be final and, absent manifest error, the Program Lessee shall not seek to have any right to recover all or any part of such payment from the Program Lessor or any other Person for any reason whatsoever. The Program Lessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Program Operating Lease except in accordance with the express terms hereof.


                                   ARTICLE V
                    RETURN OF THE SERIES 1996-1 CERTIFICATES

                 Section 5.1 Delivery. The Series 1996-1 Certificates will be delivered to the Program Lessor in connection with the execution of the Transfer Agreement and then immediately delivered to the Indenture Trustee. Thereafter, until the lien of the Indenture is released, the Indenture Trustee will maintain physical possession of the Series 1996-1 Certificates for the benefit of the Senior Noteholders; provided that the Program Lessee will continue to have all rights with respect to the Series 1996-1 Certificates set forth in this Program Operating Lease. To the extent the Program Lessee has physical possession of the Series 1996-1 Certificates, then at the end of the Lease Term the Program Lessee shall deliver the Series 1996-1 Certificates to the Program Lessor.

                 Section 5.2 No Liens upon Return. At the time of return of the Series 1996-1 Certificates by the Program Lessee each Series 1996-1 Certificate shall, at the cost and expense of the Program Lessee, be free and clear of all Liens (other than any Permitted Liens).

                                   ARTICLE VI
                        WARRANTY OF THE PROGRAM LESSOR;
              ASSIGNMENT AND PLEDGE OF SERIES 1996-1 CERTIFICATES,
                    RELATED ACCOUNTS AND SUBORDINATED NOTES

                 Section 6.1 Quiet Enjoyment. The Program Lessor warrants that during the Lease Term, so long as no Lease Event of Default shall have occurred and be continuing, the Program Lessee's receipt of the benefits of the payments on the Series 1996-1 Certificates (subject to the pledge under this Program Operating Lease and to the lien of the Indenture) shall not be interrupted by the Program Lessor or any Person claiming by, through or under the Program Lessor.

                 Section 6.2 Program Lessee's Rights. So long as no Lease Event of Default shall have occurred and be continuing hereunder, the Program Lessee shall enjoy all rights to the Series 1996-1 Certificates during the Lease Term and, except as otherwise specifically provided in the Basic Documents, shall have the exclusive claim (subject to the lien of the Indenture) during the Lease Term to receive all distributions and proceeds with respect to the Series 1996-1 Certificates. As provided in Section 8.6 of the Series 1996-1 Supplement, (i) for purposes of Section 2.6(b) of the FCTT Agreement, the Program Lessor and the Program Lessee and its permitted assigns shall each be a "Holder", but the Program Lessee and its permitted assigns shall indemnify the Program Lessor against any Liabilities pursuant to Section 2.6(b) of the FCTT Agreement, and (ii) for purposes of Section 7.1 of the FCTT Agreement, the Program Lessor and the Program Lessee and its permitted assigns shall each be a Holder. Upon the occurrence and during the continuance of a Lease Event of Default, the Program Lessee will no longer have any right to vote or direct actions with respect to any of the Basic Documents. For purposes of Section 6.9(c) of the FCTT Agreement, the obligations to pay expenses in connection with the removal of Comerica shall be borne by the Program Lessee.

                 Section 6.3 Assignment and Pledge of Series 1996-1 Certificates, Series 1996-1 Collection Account, Series 1996-1 Payahead Account and Cash Collateral Account. The Program Lessee acknowledges that its interest in the Series 1996-1 Certificates and the related ac-counts under this Program Operating Lease is subject to the prior pledge by the Program Lessor to the Indenture Trustee under the Indenture. The Program Lessee hereby pledges, assigns and conveys its interest in the Series 1996-1 Certificates (i) to the Program Lessor to secure the Program Lessee's obligations under this Program Operating Lease and (ii) to the Indenture Trustee to secure the payment of the Senior Notes and the compliance by the Program Lessor with the provisions of the Indenture. In addition, the Program Lessee hereby pledges, assigns and conveys all of its right, title and interest in, to and under the Series 1996-1 Collection Account, the Series 1996-1 Payahead Account and the Cash Collateral Account to (i) the Program Lessor to secure the Program Lessee's obligations under this Program Operating Lease and
(ii) to the Indenture Trustee to secure the obligations of the Program Lessor under the Indenture.

                 Section 6.4 Assignment and Pledge of Subordinated Notes. Pursuant to Section 2 of the Transfer Agreement, the Program Lessor has issued the Subordinated Notes to the Program Lessee as partial payment for the Series 1996-1 Certificates. The Program Lessee hereby pledges, assigns and conveys all of its right, title and interest in, to and under the Subordinated Notes to
(i) the Program Lessor to secure the Program Lessee's obligations under this Program Operating Lease and (ii) to the Indenture Trustee to secure the obligations of the Program Lessor under the Indenture. Pursuant to Section 8.6 of the Indenture, the Indenture Trustee will deliver the Subordinated Notes to the Program Lessor at such time as there are no Senior Notes Outstanding and all sums due the Indenture Trustee pursuant to Section 6.7 of the Indenture have been paid. Upon such delivery, the Program Lessor shall hold the Subordinated Notes to perfect the pledge thereof by the Program Lessee pursuant to this Section 6.4.

                 Section 6.5 Deposits to Cash Collateral Account in Respect of Subordinated Notes. On each Payment Date, the Program Lessee agrees to deposit or cause to be deposited into the Cash Collateral Account all payments on the Subordinated Notes made to it on such date. In furtherance of the foregoing, on the date hereof the Program Lessee shall deliver a letter to the Lease Trust Paying Agent in substantially the form attached hereto as Exhibit A, which letter shall direct the Lease Trust

Paying Agent to deposit into the Cash Collateral Account all payments received with respect to the Subordinated Notes on each Payment Date.

                 Section 6.6 Application of Subordinated Note Payments. The Program Lessee and the Program Lessor agree that amounts payable in respect of the Additional Payment payable by the Program Lessee to the Program Lessor and the amount payable by the Program Lessor, as obligor on the Subordinated Notes, to the Program Lessee, may be paid on a net basis. The Program Lessor and the Program Lessee agree that (i) the Subordinated Notes shall remain outstanding and (ii) the Program Lessor's obligations under the Subordinated Notes and the Program Lessee's obligation to make Additional Payments hereunder shall continue to be in full force and effect notwithstanding the agreement of the Program Lessor and the Program Lessee to make payments of principal and interest on the Subordinated Notes and Additional Payments under this Program Operating Lease on a net basis. Accordingly, the Program Lessor and the Program Lessee each agree to account for all Additional Payments under this Program Operating Lease and all payments of principal and interest on the Subordinated Notes as if such amounts were paid separately.


                                  ARTICLE VII
                         LIENS; LOCATION AND INSPECTION

                 Section 7.1 Liens. The Program Lessee will not directly or indirectly create, assume or suffer to exist any Lien on or with respect to, among other things, the Series 1996-1 Certificates, any title thereto or any interest therein (including any rights to payment) other than Permitted Liens. The Program Lessee will promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien other than a Permitted Lien.

                 Section 7.2 Change of Location. If following the payment in full of the Senior Notes and the release of the lien of the Indenture, the Program Lessee shall have obtained possession of the Series 1996-1 Certificates, then the Program Lessee shall provide the Program Lessor with written notice of its intention to relocate any Series 1996-1 Certificates in accordance with the terms hereof at least one month prior to the date such relocation is commenced. Notwithstanding the previous sentence, no relocation of any Series 1996-1 Certificates by the Program Lessee shall be commenced or made if a Lease Event of Default shall have occurred and be continuing.

                 Section 7.3 Inspection and Information. At reasonable intervals during the Lease Term and at any time a Lease Event of Default has occurred and is continuing, the Program Lessor and its representatives shall have the right, but not the duty, to inspect the Series 1996-1 Certificates and all records related thereto, including all records relating to the receipt or distribution of funds with respect to the Series 1996-1 Certificates.


                                  ARTICLE VIII
                             NO SUBLEASE OR RENEWAL

                 Section 8.1 No Rights to Sublease or Renew. Except as set forth in Sections 12.1 and 12.2, the Program Lessee shall not assign, pledge, sell, transfer, sublease or otherwise dispose of its interest under this Program Operating Lease at any time. Except as provided pursuant to the Basic Documents, the Program Lessee will not transfer possession or relinquish control of any Series 1996-1 Certificates. The Program Lessee may not renew the term of this Program Operating Lease.


                                   ARTICLE IX
                         PROGRAM LESSEE PURCHASE OPTION

                 Section 9.1 Program Lessee's Option to Purchase. Upon the occurrence of the Program Operating Lease Termination Date with respect to any payments attributable to each Series 1996-1 Leased Vehicle, the Program Lessee may, in the circumstances set forth in the next succeeding sentence, acquire the Program Lessor's beneficial interest in such Series 1996-1 Leased Vehicle by paying to the Program Lessor an amount equal to the RCL Purchase Option Price of such Series 1996-1 Leased Vehicle. The Program Lessee shall acquire the beneficial interest in a Series 1996-1 Leased Vehicle only if (A) (i) the proceeds from the sale or disposition of such

Series 1996-1 Leased Vehicle (including any Insurance Proceeds available to the Program Lessor relating to loss or damage to such Series 1996-1 Leased Vehicle), plus (ii) any amounts collected in connection with Excess Wear and Tear and Excess Mileage with respect to such Series 1996-1 Leased Vehicle, including by application of any Security Deposit or Reconditioning Reserve, in each case net of sales or use taxes and minus (iii) amounts refunded pursuant to the related Series 1996-1 Lease to the related Lessee for prepaid Excess Mileage and prepaid Excess Wear and Tear, is greater than (B) the RCL Purchase Option Price. Upon payment by the Program Lessee of the RCL Purchase Option Price to the Program Lessor, such Series 1996-1 Leased Vehicle shall no longer be a Series 1996-1 Asset, effective as of the date of such payment, and the Program Lessor shall instruct the Administrative Agent to change its records accordingly and deliver the Certificate of Title for such Series 1996-1 Leased Vehicle to the Program Lessee or its designee. To the extent that the Program Lessor exercises its option to purchase the beneficial interest in a Series 1996-1 Leased Vehicle as described herein, it shall pay or cause to be paid the related RCL Purchase Option Price to the Program Lessor either by depositing such amount in the Series 1996-1 Collection Account or by repaying the related Sale Proceeds Advance, if any, to the Administrative Agent. The Program Lessor and the Program Lessee each intend that the Program Lessee shall exercise its option to purchase a Series 1996-1 Leased Vehicle in each instance where the amount in clause (A) of the third preceding sentence exceeds the amount in clause (B) of such sentence (such excess, the "Transferor Purchase Option Net Proceeds").

                 Section 9.2 Transferor Purchase Option Net Proceeds. As additional security for its obligations hereunder, on the Business Day preceding each Payment Date, or on each Business Day if each Monthly Remittance Condition has not been satisfied, the Program Lessee shall deposit or cause to be deposited all Transferor Purchase Option Net Proceeds into the Cash Collateral Account until the aggregate cumulative amount deposited in the Cash Collateral Account in respect of Transferor Purchase Option Net Proceeds equals $94,835,486.42. Once the aggregate cumulative amount deposited in the Cash Collateral Account in respect of Transferor Purchase Option Net Proceeds equals $94,835,486.42, any Transferor

Purchase Option Net Proceeds shall be deposited in the RCL Account and any Transferor Purchase Option Net Proceeds so deposited shall be property of the Program Lessee.


                                   ARTICLE X
                            LEASE EVENTS OF DEFAULT

                 Section 10.1 Lease Events of Default. The term "Lease Event of Default," means any of the following events:

                 (a) on any Payment Date, the Program Lessee shall have failed to make, or cause to be made, the Required Interest Payment due on such Payment Date;

                 (b) the Program Lessee shall fail to perform or observe any covenant contained in Articles V or VII;

                 (c) the Program Lessee shall fail to perform or observe any other material covenant, condition or agreement to be performed or observed by it under this Program Operating Lease and such failure shall continue for a period of 30 days after there shall have been given to the Program Lessee by the Program Lessor a notice thereof;

                 (d) any representation or warranty made by the Program Lessee in this Program Operating Lease or any other Basic Document, or any other agreement, document or certificate to which the Program Lessee is a party or which is delivered by the Program Lessee in connection herewith or therewith shall prove to have been false or incorrect in any material respect when any such representation or warranty was made or given and shall remain a misrepresentation or breach of warranty which is material and adverse to the Program Lessor or its interest in the Series 1996-1 Certificates at the time at which such misrepresentation or breach of warranty is brought to the attention of the Program Lessee; provided, however, that no such misrepresentation or breach of warranty shall constitute a Lease Event of Default if such misrepresentation or breach is curable and the Program Lessee is diligently pursuing the cure of such breach or misrepresentation and has cured it within 30 days;

                 (e) a Bankruptcy, insolvency or termination shall have occurred with respect to the Program Lessee or a Bankruptcy shall have occurred with respect to Ford Credit Leasing; or

                 (f)  there shall have occurred an Indenture Event of Default.


                                   ARTICLE XI
                                    REMEDIES

                 Section 11.1 Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, the Program Lessor (or, if the lien of the Indenture is outstanding, the Indenture Trustee as assignee of the Program Lessor) may, with respect to the Lease Events of Default set forth in Section 10.1 (a), (b), (c),
(d) and (f), at its option, declare this Program Operating Lease to be in default by written notice to such effect given to the Program Lessee (a "Notice of Lease Event of Default"), and upon the occurrence of a Lease Event of Default described in Section 10.1(e), this Program Operating Lease shall automatically be in default, and at any time thereafter the Program Lessor may, to the extent permitted by law, exercise one or more of the following remedies, as the Program Lessor in its sole discretion shall elect:

                 (a) the Program Lessor may, by notice to the Program Lessee, rescind or terminate this Program Operating Lease;

                 (b) the Program Lessor may demand that (if the Program Lessee has possession of the Series 1996-1 Certificates) the Program Lessee, and the Program Lessee shall, upon the demand of the Program Lessor, re-deliver the Series 1996-1 Certificates to the Program Lessor;

                 (c) subject to the terms of the Lease Trust Agreement and the Indenture, the Program Lessor (or the Indenture Trustee (including the requirement that an Opinion of Counsel be obtained that such sale will not cause the Lease Trust, RCL Trust 1996-1, or FCTT to be classified for federal income tax purposes as an association (or publicly traded partnership) taxable as a corporation)) may sell the Series 1996-1 Certificates at public or private sale, as the Program Lessor may determine, in its sole discretion free and clear of any rights of the Program Lessee in the Series 1996-1 Certificates and without any duty to account to the Program Lessee with respect to such action or inaction or any proceeds with respect thereto; provided, that the Program Lessee shall be entitled to receive any proceeds of such sale remaining after payment in full of the Program Operating Lease Termination Value plus the expenses of such sale and any expenses of the RCL Trustee, the Lease Trustee, the Indenture Trustee or Comerica which have not been otherwise paid;

                 (d) the Program Lessor may, whether or not the Program Lessor shall have exercised or shall thereafter at any time exercise its rights under
Section 11.1(b) or (c), demand, by written notice to the Program Lessee, that the Program Lessee pay to the Program Lessor, and the Program Lessee shall pay to the Program Lessor, on the Payment Date next succeeding such notice, any unpaid Required Interest Payments and Additional Payments (if any) due through such Payment Date plus, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Required Interest Payments and Additional Payments (if any) due after such Payment Date), an amount equal to the Program Operating Lease Termination Value as of such Payment Date in exchange for the transfer to the Program Lessee of the Series 1996-1 Certificates; provided, however, that if the Outstanding Amount of the Senior Notes is greater than zero, the Program Lessor may exercise the remedy set forth in this Section 11.1(d) only in the event that the Senior Notes have been declared immediately due and payable pursuant to Section 5.2 of the Indenture, and such declaration has not been rescinded and annulled; or

                 (e) the Program Lessor may, without notice to the Program Lessee (any such notice being expressly waived by the Program Lessee), exercise its right of setoff and apply any indebtedness (including on the Subordinated Notes held by the Program Lessee and Ford Credit Leasing) at any time owing by the Program Lessor to the Program Lessee and Ford Credit Leasing against any and all of the obligations of the Program Lessee and Ford Credit Leasing now or hereafter existing under this Program Operating Lease, irrespective of whether or not the Program Lessor shall have made any demand under this

Program Operating Lease and although such obligations may be unmatured.

                 Section 11.2 No Release. No rescission or termination of this Program Operating Lease, in whole or in part, or repossession of the Series 1996-1 Certificates or exercise of any remedy under Section 11.1 shall, except as specifically provided herein, relieve the Program Lessee of any of its liabilities and obligations hereunder. In addition, the Program Lessee shall be liable, except as otherwise provided herein, for any and all unpaid Required Interest Payments and Additional Payments and payment of the Program Operating Lease Termination Value, if any, due hereunder before, after or during the exercise of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by the Program Lessor.

                 Section 11.3  Remedies Cumulative.  No remedy under Section
11.1 is intended to be exclusive, but each shall, to the fullest extent permitted by, but subject always to any mandatory requirements of, any applicable law or government regulation, be cumulative and in addition to any other remedy provided under Section 11.1 or otherwise available to the Program Lessor at law or in equity. No express or implied waiver by the Program Lessor of any Lease Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. The failure or delay of the Program Lessor in exercising any rights granted it hereunder or any other Basic Document upon any occurrence of any of the contingencies set forth herein shall not constitute a waiver of any such right upon the continuation or recurrence of any such contingencies or similar contingencies and any single or partial exercise of any particular right by the Program Lessor shall not exhaust the same or constitute a waiver of any other right provided herein.

                 Section 11.4 Exercise of Other Rights or Remedies. In addition to all other rights and remedies provided in this Article XI, the Program Lessor may exercise any other rights or remedies that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

                                  ARTICLE XII
                              ASSIGNMENT OF LEASE

                 Section 12.1 Program Lessee's Consent to Assignment by Program Lessor. (a) The Program Lessee hereby acknowledges, and consents in all respects to, the assignment of the interest of the Program Lessor in the Program Operating Lease by the Program Lessor to the Indenture Trustee under and pursuant to the Indenture and agrees:

                          (i) to make each Required Interest Payment and Additional Payment due or to become due hereunder directly to the Indenture Trustee to the account specified by the Indenture Trustee, so long as any Senior Notes shall be outstanding and unpaid and thereafter to the Program Lessee, so long as any Subordinated Notes or Lease Trust Certificates shall be outstanding and unpaid; and

                          (ii) not to seek to recover any payment (other than a payment made in mistake) made to the Indenture Trustee in accordance with the Indenture once such payment is made.

                 (b) The Program Lessee hereby consents to and acknowledges the retention of possession by the Indenture Trustee of the Series 1996-1 Certificates until such time as the Senior Notes are satisfied in full, the lien of the Indenture is released, and the Subordinated Notes and Lease Trust Certificates have been paid in full.

                 Section 12.2 Program Lessor's Consent to Assignment by Program Lessee. The Program Lessor hereby consents to the assignment by the Program Lessee to Ford Credit Leasing Company, Inc. of an undivided 1% interest in the Program Lessee's interest in this Program Operating Lease, including but not limited to the right to receive distributions and proceeds with respect to the Series 1996-1 Certificates, the right to receive amounts in the Cash Collateral Account as provided herein and the obligation to make Required Interest Payments, Additional Payments and any required payment of the Program Operating Lease Termination Value.

                                  ARTICLE XIII
                                 MISCELLANEOUS

                 Section 13.1 Notices. All communications, notices and consents provided for herein shall be in writing, including telecopy or other electronic or wire transmission, and shall be effective upon delivery to the Program Lessee at:

                 RCL Trust 1996-1
                 c/o First Union Bank of Delaware
                 One Rodney Square
                 920 King Street
                 Wilmington, Delaware 19801
                 Attention:  Corporate Trust Department

                 with a copy to:

                 First Union National Bank of North Carolina
                 230 South Tryon Street CMC-9
                 Charlotte, North Carolina 28288
                 Attention: Pablo de la Canal

and to the Program Lessor at:

                 Ford Credit Auto Lease Trust 1996-1
                 c/o PNC Bank, Delaware
                 222 Delaware Avenue
                 Wilmington, Delaware 19801
                 Attention:  Michael B. McCarthy

                 All communications (including reports), notices and consents hereunder shall, so long as any of the Series 1996-1 Certificates is subject to the lien of the Indenture, be given to the Indenture Trustee as well as to the appropriate party hereunder.

                 Section 13.2  Distribution of Series 1996-1 Assets.
Consistent with Section 8.6 of the Series 1996-1 Supplement, Program Lessor and Program Lessee agree that each shall be a "Holder" of the Series 1996-1 Certificates for purposes of Section 4.3(f) of the FCTT Agreement; and further agree that, for so long as the Program Operating Lease is in effect, each shall exercise their joint rights provided for in such Section only with the consent of the other. In the event that the Program Lessee and the Program Lessor exercise their joint rights pursuant to such Section 4.3(f) of the FCTT Agreement, the Series 1996-1 Vehicles shall be retitled in the name, or at the direction, of the Program Lessor; provided that the Indenture Trustee shall, until the Outstanding Amount of the Senior Notes has been reduced to zero, have a Lien on the Series 1996-1 Leased Vehicles distributed pursuant to such sections and the Certificate of Title of each such Series 1996-1 Leased Vehicle shall reflect such lien. The foregoing shall not be construed to require the consent of any party to any distribution of assets of FCTT pursuant to Section 7.1 of the FCTT Agreement or
Section 9.2 of the Lease Trust Agreement.

                 Section 13.3 Termination of Administrative Agent. Consistent with Section 8.6 of the Series 1996-1 Supplement, Program Lessor and Program Lessee agree that each shall be a "Holder" of the Series 1996-1 Certificates for purposes of Section 7.1(b) of the Administrative Agency Agreement and
Section 4.2 of the FCTT Agreement, (for purposes of terminating the Administrative Agent and for appointing a successor Administrative Agent), and shall act together in accordance with Section 8.6(f) of the Series 1996-1 Supplement and further agree that, for so long as this Program Operating Lease is in effect, each shall exercise the rights provided for in such section only with the consent of the other.

                 Section 13.4 Successors and Assigns. Neither the Program Lessor nor the Program Lessee may assign its interest in this Program Operating Lease except as permitted by Sections 12.1 and 12.2. This Program Operating Lease, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of the Program Lessor and its successors and permitted assigns, and the Program Lessee and its successors and permitted assigns.

                 Section 13.5 Right to Perform for Program Lessee. If the Program Lessee shall fail to make any Required Interest Payments or Additional Payments to be made by it hereunder, or shall fail to perform or comply with any of its other agreements contained herein or in any other Basic Document or any other agreement entered into in connection therewith, the Program Lessor may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all costs and expenses (includ-ing, without limitation, reasonable attorneys' and other professionals' fees and expenses) of the Program Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon, at the weighted average interest rate of the Senior Notes, shall be due and payable by the Program Lessee upon demand.

                 Section 13.6 Amendments. This Program Operating Lease may be amended by the parties hereto at any time; provided, however, that such action shall not, (x) as evidenced by an Opinion of Counsel, materially adversely affect the interests of the Senior Noteholders or the Lease Trust Certificateholders (unless 100% of the Senior Noteholders and the Lease Trust Certificateholders materially adversely affected thereby consent thereto), (y) as confirmed by each Rating Agency then rating the Senior Notes and the Lease Trust Certificates, cause the then current rating of any Class of Senior Notes or the Lease Trust Certificates to be withdrawn or reduced or (z) as evidenced by an Opinion of Counsel, cause the Program Lessee, the Program Lessor, or FCTT to be classified as an "association" (or publicly traded partnership) taxable as a corporation for federal income tax purposes.

                 Section 13.7 Survival. All agreements, indemnities, representations and warranties contained in this Program Operating Lease and the other Basic Documents or any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Program Operating Lease and the expiration or other termination thereof.

                 Section 13.8 Severability of Provisions. Any provisions of this Program Operating Lease which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Program Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

                 Section 13.9 Original. The single executed original of this Program Operating Lease marked "Original" and containing the receipt of the Indenture Trustee thereon shall be the "Original" of this Program Operating Lease. To the extent that this Program Operating Lease constitutes chattel paper, as such term is defined in the UCC as in effect in any applicable jurisdiction, no security interest in this Program Operating Lease may be created through the transfer or possession of any counterpart other than the "Original."

                 Section 13.10 Single Transaction. The Program Lessor and the Program Lessee acknowledge and agree that the Basic Documents and any other agreements of the Program Lessee entered into by the Program Lessee in connection with the transactions contemplated by the Basic Documents are intended to be construed and treated for all purposes as integral and constitutive elements of a single transaction that cannot be separately assigned, assumed or rejected under the United States bankruptcy code (Title 11 of the United States Code) or any other applicable bankruptcy, insolvency or receivership laws.

                 Section 13.11 Headings. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                 Section 13.12 Governing Law. THIS PROGRAM OPERATING LEASE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 Section 13.13 Counterpart Execution and Dating. This Program Operating Lease may be executed in any number of counterparts and by each of the parties hereto on separate counterparts, all such counterparts together constituting but one and the same instrument, with the counterparts delivered to the Indenture Trustee pursuant to the Indenture being deemed the "Original" and all other counterparts being deemed duplicates.

                 Section 13.14 Concerning the Program Lessor and the Program Lessee. (a) PNC Bank, Delaware is entering into this Program Operating Lease solely in its capacity as Lease Trustee and not in its individual capacity and in no case shall PNC Bank, Delaware (or any entity acting as successor Lease Trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Program Lessor hereunder or in the other Basic Documents and that nothing contained herein shall be construed as creating any liability on PNC Bank, Delaware, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Program Lessee and any person claiming by, through or under the Program Lessee.

                 (b) First Union Bank of Delaware is entering into this Program Operating Lease solely in its capacity as Trustee of RCL Trust 1996-1 and not in its individual capacity and in no case shall First Union Bank of Delaware (or any entity acting as successor RCL Trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of Program Lessee hereunder or in the other Basic Documents and that nothing contained herein shall be construed as creating any liability on First Union Bank of Delaware, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Program Lessor, and any person claiming by, through or under the Program Lessor.

                 IN WITNESS WHEREOF, the parties hereto have caused this Program Operating Lease to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                           RCL TRUST 1996-1, as Program
                                           Lessee

                                           By: FIRST UNION BANK OF DELAWARE,
                                               not in its individual
                                               capacity, but solely as
                                               trustee of RCL Trust 1996-1


                                           By: /s/ Stephen J. Kaba
                                              ------------------------------
                                                   Name:  Stephen J. Kaba
                                                   Title:  Vice President



                                           PNC BANK, DELAWARE, not in its
                                           individual capacity, but solely as
                                           trustee of Ford Credit Auto Lease
                                           Trust 1996-1, as Program Lessor

                                           By:  /s/ Michael B. McCarthy
                                              ------------------------------
                                                   Name:  Michael B. McCarthy
                                                   Title:  Vice President

                 Receipt of this original counterpart of this Program Operating Lease is hereby acknowledged on this 26th day of November, 1996.


                                           By: THE CHASE MANHATTAN BANK,
                                               not in its individual
                                               capacity but solely as
                                               Indenture Trustee


                                           By: /s/ Michael A. Smith
                                              --------------------------------
                                             Name:  Michael A. Smith
                                             Title:  Vice President

                                                                       EXHIBIT A
                                   DIRECTION

TO:      [NAME OF LEASE TRUST PAYING AGENT]
         [ADDRESS OF LEASE TRUST PAYING AGENT]

                 RE:  Ford Credit Auto Lease Trust Series 1996-1
                         % Asset Backed Subordinated Notes


                 THIS DIRECTION WITNESSES THAT the undersigned hereby directs you to deposit all payments with respect to the $106,690,331.13 initial aggregate principal amount of Ford Credit Auto Lease Trust Series 1996-1 ___% Asset Backed Subordinated Notes, into the Cash Collateral Account, account number. ______________, ASA no. ________________, and this direction shall be the undersigned's good and sufficient authority for so doing.


                                  RCL TRUST 1996-1

                                  By: FIRST UNION BANK OF DELAWARE, not in its
                                  individual capacity, but solely as trustee of RCL TRUST 1996-1


                                  By_________________________________
                                           Name:
                                           Title:





                                      A-1